Exhibit 10.19

INTELLECTUAL PROPERTY SECURITY AGREEMENT

INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Agreement”) dated as of July 21, 2003 by and among (a) Duane Reade, a New York general partnership having its principal place of business at 440 Ninth Avenue, New York, New York 10011 (the “Borrower”), (b) each of the Persons listed on Schedule I hereto (each such Person, individually, a “Facility Guarantor” and, collectively, the “Facility Guarantors”) (the Borrower and the Facility Guarantors are hereinafter referred to, individually, as a “Grantor” and, collectively, as the “Grantors”), and (c) Fleet Retail Finance Inc., a Delaware corporation, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties, in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

WITNESSETH:

Reference is made to: (a) the Credit Agreement dated as of July 21, 2003 (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and between, among others, (i) the Borrower, (ii) the Facility Guarantors, (iii) the Lenders named therein, (iv) Fleet National Bank, as Administrative Agent for the Lenders and as Issuing Bank, and (v) Fleet Retail Finance Inc., as Collateral Agent for the Lenders; and (b) the Guarantee dated as of July 21, 2003 executed by the Facility Guarantors in favor of the Agents, the Lenders and the Issuing Bank (as such may be amended, modified, supplemented or restated hereafter, the “Facility Guarantee”).

Reference is also made to the Security Agreement dated as of July 21, 2003 (as such may be amended, modified, supplemented or restated hereafter, the “Security Agreement”) by and among the Grantors and the Collateral Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Security Agreement (as applicable).

The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.  The Facility Guarantors have executed the Facility Guarantee, pursuant to which the Facility Guarantors guarantee the Obligations of the Borrower.  The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are each conditioned upon, among other things, the execution and delivery by the Grantors of the Security Agreement and an agreement in the form hereof to secure the Obligations.

Accordingly, the Grantors and the Collateral Agent, on behalf of itself and each other Secured Party (and each of their respective successors or assigns), hereby agree as follows:

1.                                       DEFINITIONS: As used herein, the following terms shall have the following meanings:

“Copyrights” shall mean all copyrights and like protections in each work of authorship or derivative work thereof of each Grantor, whether registered or unregistered and whether published or unpublished, including, without limitation, the copyrights listed on EXHIBIT A annexed hereto and made a part hereof, together with all registrations and recordings thereof and all applications in connection therewith.

“Copyright Licenses” shall mean all written agreements providing for the grant by or to any Grantor of any right to use any Copyright, including, without limitation, the agreements listed on EXHIBIT A annexed hereto and made a part hereof.

“Copyright Office” shall mean the United States Copyright Office or any other federal governmental agency which may hereafter perform its functions.

“Intellectual Property” shall have the meaning assigned to such term in Section 3 hereof.

“IP Collateral” shall have the meaning assigned to such term in Section 2 hereof.

“Licenses” shall mean, collectively, the Copyright Licenses, Patent Licenses and Trademark Licenses.

“Negligible Economic Value” shall mean the economic value of the Intellectual Property, in the reasonable business judgment of the Grantors, is such that the expense to maintain, defend, use, register, or prosecute the Intellectual Property is less than, or approximately equivalent to, the economic value received by the Grantors from the Intellectual Property.

“Patents” shall mean all letters patent and applications for letters patent of each Grantor, and the inventions and improvements therein disclosed, and any and all divisions, reissues and continuations of said letters patent including, without limitation the patents listed on EXHIBIT B annexed hereto and made a part hereof.

“Patent Licenses” shall mean all written agreements providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, the agreements listed on EXHIBIT B annexed hereto and made a part hereof.

“PTO” shall mean the United States Patent and Trademark Office or any other federal governmental agency which may hereafter perform its functions.

“Trademarks” shall mean all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, service marks, designs, logos and other source or business identifiers of each Grantor, whether registered or unregistered, including, without limitation, the trademarks listed on EXHIBIT C annexed hereto and made a part hereof, together with all registrations and recordings thereof, all applications in connection therewith (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), and any goodwill of the business connected with, and symbolized by, any of the foregoing.

“Trademark Licenses” shall mean all written agreements providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, the agreements listed on EXHIBIT C annexed hereto and made a part hereof.

2.                                       Grant of Security Interest:  In furtherance and as confirmation of the Security Interest granted by the Grantors to the Collateral Agent (for the ratable benefit of the Secured Parties) under the Security Agreement, and as further security for the payment or performance, as the case may be, in full of (i) the Obligations, and (ii) with respect to the Facility Guarantors, the obligations under the Facility Guarantee, each Grantor hereby ratifies such Security Interest and grants to the Collateral Agent (for the ratable benefit of the Secured Parties) a continuing security interest, with a power of sale (which power of sale shall be exercisable only following the occurrence of an Event of Default), in all of the present and future right, title and interest of the Grantors in and to the following property, and each item thereof, whether now owned or existing or hereafter acquired or arising, together with all products, proceeds, substitutions, and accessions of or to any of the following property (collectively, the “IP Collateral”):

(a)                                  All Copyrights and Copyright Licenses.

(b)                                 All Patents and Patent Licenses.

(c)                                  All Trademarks and Trademark Licenses.

(d)                                 All renewals of any of the foregoing.

(e)                                  All General Intangibles connected with the use of, or related to, any and all Intellectual Property (including, without limitation, all goodwill of the Grantors and their business, products and services appurtenant to, associated with, or symbolized by, any and all Intellectual Property and the use thereof).

(f)                                    All income, royalties, damages and payments now and hereafter due and/or payable under and with respect to any of the foregoing, including, without limitation, payments under all Licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof.

(g)                                 The right to sue for past, present and future infringements and dilutions of any of the foregoing.

(h)                                 All of the Grantors’ rights corresponding to any of the foregoing throughout the world.

3.                                       Protection of Intellectual Property By Grantors: Except as set forth below in this Section 3, the Grantors shall undertake the following with respect to each of the items respectively described in Sections 2(a), (b), (c), (d) and (e) (collectively, the “Intellectual Property”):

(a)                                  Pay all renewal fees and other fees and costs associated with maintaining the Intellectual Property and with the processing of the Intellectual Property and take all other reasonable and necessary steps to maintain each registration of the Intellectual Property.

(b)                                 Take all actions reasonably necessary to prevent any of the Intellectual Property from becoming forfeited, abandoned, dedicated to the public, invalidated or impaired in any way.

(c)                                  At the Grantors’ sole cost, expense, and risk, pursue the processing of each application for registration which is the subject of the security interest created herein and not abandon or delay any such efforts.

(d)                                 At the Grantors’ sole cost, expense, and risk, take any and all action which the Grantors reasonably deem appropriate under the circumstances to protect the Intellectual Property from infringement, misappropriation or dilution, including, without limitation, the prosecution and defense of infringement actions.

Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, and no Material Adverse Effect would result therefrom, no Grantor shall have an obligation to use or to maintain any Intellectual Property (i) that relates solely to any product that has been discontinued, abandoned or terminated, (ii) that has been replaced with Intellectual Property substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid, so long as the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such replacement Intellectual Property is subject to the lien created by this Agreement, (iii) that any Grantor has reasonably determined is of Negligible Economic Value to it, provided that such Grantor will give prompt written notice of any such abandonment to the Collateral Agent, or (iv) if the Collateral Agent has provided written consent to the abandonment of such Intellectual Property.

4.                                       Grantors’ Representations and Warranties:  The Grantors represent and warrant that:

(a)                                  EXHIBIT A is a true, correct and complete list of all Copyrights and Copyright Licenses owned by the Grantors as of the date hereof.

(b)                                 EXHIBIT B is a true, correct and complete list of all Patents and Patent Licenses owned by the Grantors as of the date hereof.

(c)                                  EXHIBIT C is a true, correct and complete list of all Trademarks and Trademark Licenses owned by the Grantors as of the date hereof.

(d)                                 Except as set forth in EXHIBITS A, B and C, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which any Grantor is the licensor or franchisor.

(e)                                  All IP Collateral owned by the Grantors is, and shall remain, free and clear of all Liens, encumbrances, or security interests in favor of any Person, other than Permitted Encumbrances and Liens in favor of the Collateral Agent.

(f)                                    Each Grantor owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted.  No material claim has been asserted and is pending by any Person challenging or questioning the use by any Grantor of any of the Intellectual Property owned by any Grantor or the validity or effectiveness of any of the Intellectual Property owned by any Grantor, nor does any Grantor know of any valid basis for any such claim, except as otherwise set forth in the Credit Agreement.  To the knowledge of the Grantors, the use by the Grantors of the Intellectual Property does not infringe the rights of any Person in any material respect.  No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or any Grantor’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect on the business or the property of any Grantor.

(g)                                 The Grantors shall give the Collateral Agent written notice (with reasonable detail) within twenty (20) days following the occurrence of any of the following:

(i)                                     The Grantors’ obtaining rights to, and filing applications for registration of, any new Intellectual Property, or otherwise acquiring ownership of any newly registered Intellectual Property (other than the Grantors’ right to sell products containing the trademarks of others in the ordinary course of the Grantors’ business).

(ii)                                  The Grantors’ becoming entitled to the benefit of any registered Intellectual Property whether as licensee or licensor (other than the Grantors’ right to sell products containing the trademarks of others in the ordinary course of the Grantors’ business).

(iii)                               The Grantors’ entering into any new Licenses.

(iv)                              The Grantors’ knowing or having reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the PTO, the Copyright Office or any court or tribunal) regarding the Grantors’ ownership of, or the validity of, any material Intellectual Property or the Grantors’ right to register the same or to own and maintain the same.

5.                                       Agreement Applies to Future Intellectual property:

(a)                                  The provisions of this Agreement shall automatically apply to any such additional property or rights described in subsections (i), (ii) and (iii) of Section 4(g), above, all of which shall be deemed to be and treated as “Intellectual Property” within the meaning of this Agreement.

(b)                                 Upon the reasonable request of the Collateral Agent, the Grantors shall execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in any Copyright, Patent or Trademark and the goodwill and General Intangibles of the Grantors relating thereto or represented thereby (including, without limitation, filings with the PTO, the Copyright Office or any similar office), and the Grantors hereby constitute the Collateral Agent as their attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; provided, however, the Collateral Agent’s taking of such action shall not be a condition to the creation or perfection of the security interest created hereby.

6.                                       Grantors’ Rights To Enforce Intellectual Property:  Prior to the Collateral Agent’s giving of notice to the Grantors following the occurrence of an Event of Default, the Grantors shall have the exclusive right to sue for past, present and future infringement of the Intellectual Property including the right to seek injunctions and/or money damages, in an effort by the Grantors to protect the Intellectual Property against encroachment by third parties, provided, however:

(a)                                  The Grantors first provide the Collateral Agent with written notice of the Grantors’ intention to so sue for enforcement of any Intellectual Property.

(b)                                 Any money damages awarded or received by the Grantors on account of such suit (or the threat of such suit) shall constitute IP Collateral.

(c)                                  Following the occurrence of any Event of Default, the Collateral Agent, by notice to the Grantors may terminate or limit the Grantors’ rights under this Section 6.

7.                                       Collateral Agent’s Actions To Protect Intellectual Property:  In the event of

(a)                                  the Grantors’ failure, within twenty five (25) days of written notice from the Collateral Agent, to cure any failure by the Grantors to observe or perform any of the Grantors’ covenants, agreements or other obligations hereunder; and/or

(b)                                 the occurrence and continuance of any other Event of Default,

the Collateral Agent, acting in its own name or in that of the Grantors, may (but shall not be required to) act in the Grantors’ place and stead and/or in the Collateral Agent’s own right in connection therewith.

8.                                       Rights Upon Default:  Upon the occurrence of any Event of Default, the Collateral Agent may exercise all rights and remedies of a secured party upon default under the Uniform Commercial Code as adopted in the State of New York, with respect to the Intellectual Property, in addition to which the Collateral Agent may sell, license, assign, transfer, or otherwise dispose of the Intellectual Property.  Any person may conclusively rely upon an affidavit of an officer of the Collateral Agent that an Event of Default has occurred and that the Collateral Agent is authorized to exercise such rights and remedies.

9.                                       Collateral Agent As Attorney In Fact:

(a)                                  The Grantors hereby irrevocably constitute and designate the Collateral Agent as and for the Grantors’ attorney in fact, effective following the occurrence and during the continuance of any Event of Default:

(i)                                     To supplement and amend from time to time Exhibits A, B and C of this Agreement to include any new or additional Intellectual Property of the Grantors.

(ii)                                  To exercise any of the rights and powers referenced herein.

(iii)                               To execute all such instruments, documents, and papers as the Collateral Agent reasonably determines to be appropriate in connection with the exercise of such rights and remedies and to cause the sale, license, assignment, transfer, or other disposition of the Intellectual Property.

(b)                                 The within grant of a power of attorney, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a duly authorized officer of the Collateral Agent.

(c)                                  The Collateral Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 9(a), but if the Collateral Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Grantor for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding, which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.

10.                                 Collateral Agent’s Rights:

(a)                                  Any use by the Collateral Agent of the Intellectual Property, as authorized hereunder in connection with the exercise of the Collateral Agent’s rights and remedies under this Agreement and under the Credit Agreement shall be coextensive with the Grantors’ rights thereunder and with respect thereto and without any liability for royalties or other related charges.

(b)                                 None of this Agreement, the Credit Agreement, the Security Agreement, or any act, omission, or circumstance taken or arising hereunder may be construed as directly or indirectly conveying to the Collateral Agents any present right, title or interest in and to the Intellectual Property, which right, title and interest is effective only following the occurrence of any Event of Default.

11.                                 Intent: This Agreement is being executed and delivered by the Grantors for the purpose of registering and confirming the grant of the security interest of the Collateral Agent in the IP Collateral with the PTO and the Copyright Office.  It is intended that the security interest granted pursuant to this Agreement is granted as a supplement to, and not in limitation of, the Security Interest granted to the Collateral Agent, for the ratable benefit of the Secured Parties, under the Security Agreement.  All provisions of the Security Agreement shall apply to the IP Collateral.  The Collateral Agent shall have the same rights, remedies, powers, privileges and discretions with respect to the security interests created in the IP Collateral as in all other Collateral. In the event of a conflict between this Agreement and the Security Agreement, the terms of this Agreement shall control with respect to the IP Collateral and the Security Agreement with respect to all other Collateral.

12.                                 Choice of Laws:  It is intended that this Agreement take effect as a sealed instrument and that all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Grantors and the Collateral Agent respectively have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

BORROWER:	DUANE READE

	By:	Duane Reade Inc., its General Partner

	By:	/s/ John K. Henry
	Name:	John K. Henry
	Title:	Chief Financial Officer

	By:	/s/ Michelle D. Bergman
	Name:	Michelle D. Bergman
	Title:	Vice President

	By:	DRI I Inc., its General Partner

	By:	/s/ John K. Henry
	Name:	John K. Henry
	Title:	Chief Financial Officer

	By:	/s/ Michelle D. Bergman
	Name:	Michelle D. Bergman
	Title:	Vice President

FACILITY GUARANTORS:	DUANE READE INC.

	By:	/s/ John K. Henry
	Name:	John K. Henry
	Title:	Chief Financial Officer

	By:	/s/ Michelle D. Bergman
	Name:	Michelle D. Bergman
	Title:	Vice President
DRI I INC.

By:	/s/ John K. Henry
Name:	John K. Henry
Title:	Chief Financial Officer

By:	/s/ Michelle D. Bergman
Name:	Michelle D. Bergman
Title:	Vice President

DUANE READE REALTY, INC.

By:	/s/ John K. Henry
Name:	John K. Henry
Title:	Chief Financial Officer

By:	/s/ Michelle D. Bergman
Name:	Michelle D. Bergman
Title:	Vice President

DUANE READE INTERNATIONAL, INC.

By:	/s/ John K. Henry
Name:	John K. Henry
Title:	Chief Financial Officer

By:	/s/ Michelle D. Bergman
Name:	Michelle D. Bergman
Title:	Vice President

COLLATERAL AGENT:	FLEET RETAIL FINANCE INC.

	By:	/s/ Mark Forti
	Name:	Mark Forti
	Title:	Director

SCHEDULE I

Duane Reade Inc.

DRI I Inc.

Duane Reade Realty, Inc.

Duane Reade International, Inc.

EXHIBIT A

List of Copyrights and Copyright Licenses

Copyright Registrations and Applications

Title	Serial No.	Registration No.	Registration Date

None

Copyright Licenses

None

EXHIBIT B

List of Patents and Patent Licenses

Patents and Patent Applications

Applicant	Title	Serial No.	Patent No.	Date of Filing

Duane Reade	“Virtual Pharmacy Kiosk System”	60/397,604		July 23, 2002

Patent Licenses

None

EXHIBIT C

List of Trademarks and Trademark Licenses

Trademark Registrations and Applications

Registered Owner of Trademark or Servicemark	Trademark or Servicemark	Country	Reg./App. Number	Reg./App. Date
Duane Reade International, Inc.	DR (stylized)	United States	1099871	08/15/78
Duane Reade International, Inc.	Duane Reade	United States	1106451	11/21/78
Duane Reade International, Inc.	DR (stylized)	United States	1106961	11/28/78
Duane Reade International, Inc.	Duane Reade	United States	1092555	05/30/78
Duane Reade International, Inc.	DR (stylized)	United States	1099209	08/15/78
Duane Reade International, Inc.	Duane Reade	United States	1105420	11/07/78
Duane Reade International, Inc.	Rockbottom	United States	1163199	07/28/81
Duane Reade International, Inc.	Rockbottom	United States	1500884	08/16/88
Duane Reade International, Inc.	Apt.5 Color for the City and design	United States	78/126,148 (ITU)	05/03/02
Duane Reade International, Inc.	Apt.5	United States	78/126,135 (ITU)	05/03/02
Duane Reade International, Inc.	Color for the City	United States	78/126,129 (ITU)	05/03/02
Duane Reade	Selftest	United States	78/035,616 (ITU)	11/16/00

Trademark Licenses

Royalty and License Agreement, dated as of August 22, 1999, by and between Duane Reade International, Inc. (as Licensor) and Duane Reade (as Licensee).